SIXTH AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of 11th March, 2022 (“Effective Date”), by and among the undersigned trusts on behalf of the series listed at Schedule I (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.

Certain of the Funds and BNY Mellon are parties to a Custody Agreement dated as of January 18, 2019, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Steve Duncan
Name:	Steve Duncan
Title:	Relationship Manager

COLUMBIA ETF TRUST I

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

COLUMBIA ETF TRUST II

By:	/s/ Marybeth Pilat
Name:	Marybeth Pilat
Title:	Treasurer

SCHEDULE I

(as of 11th March, 2022)

FUNDS

Columbia ETF Trust I

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF

Columbia Short Duration Bond ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia ETF Trust II

Columbia EM Core ex-China ETF

Columbia Emerging Markets Consumer ETF

Columbia India Consumer ETF

EG Shares India Consumer Mauritius Subsidiary